Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the East West Bank Employee 401(k) Savings Plan (the “Plan”) on Form 11-K/A for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Julia S. Gouw, Executive Vice President and Chief Financial Officer of East West Bancorp, Inc. (the Plan’s Administrator), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: July 15, 2004	/s/ Julia S. Gouw
Julia S. Gouw
Executive Vice President and Chief Financial Officer
of East West Bancorp, Inc. (the Plan’s Administrator)

A signed original of this written statement required by Section 906 has been provided to East West Bancorp, Inc. and will be retained by East West Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.